EXHIBIT 21

                            FLEET BOSTON CORPORATION
                         SUBSIDIARIES OF THE CORPORATION

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------
Fleet National Bank                                         United States
  Fleet Bank (RI), National Association                     United States
    Fleet Credit Card Holdings, Inc.                        Delaware
      Fleet Credit Card Services, L.P. (98.73%)             Rhode Island
  Fleet Mortgage Group, Inc.                                Rhode Island
  Fleet Holding Corp.                                       Rhode Island
    Fleet Capital Corporation                               Rhode Island
      Fleet Leasing Partners I, L.P.                        Rhode Island
        Fleet Business Credit Corporation                   Delaware
  Fleet RI Holding Corp.                                    Rhode Island
  Fleet Investment Advisors Inc.                            New York
  Fleet Investment Services, Inc.                           Rhode Island
  Boston World Holding Corporation                          Massachusetts
    Boston Overseas Financial Corporation                   Argentina
Fleet Bank, National Association                            United States
Fleet Private Equity Co., Inc.                              Rhode Island
Quick & Reilly/Fleet Securities, Inc.                       Delaware
FleetBoston Robertson Stephens Inc.                         Massachusetts
BancBoston Investments Inc.                                 Massachusetts
  BancBoston Capital, Inc.                                  Massachusetts